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                                                           EXHIBIT 10(a)
Sutherland
 Asbill &                          1275 Pennsylvania Ave., NW
Brennan LLP                        Washington, DC  20004-2415
Attorneys at Law                   Tel: (202) 383-0100
                                   Fax: (202) 637-3593
                                   www.sablaw.com


                               April 21, 2000

  STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 9 to the registration statement on Form N-4 for the Separate Account B (File No. 333-28755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/Stephen R. Roth
                                       ------------------
                                       Stephen R. Roth


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